Execution Version

ELEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This ELEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment"), dated as of April [20], 2021, is entered into by and between KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation (the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Bank").

WITNESSETH:

WHEREAS, the Bank has made available to the Borrower certain term loans and lines of credit pursuant to the terms and conditions of (i) that certain Credit and Security Agreement, dated as of May 6, 2013, by and between the Borrower and the Bank, as amended by that certain First Amendment to Credit and Security Agreement dated as of July 9, 2013, as further amended by that certain Second Amendment to Credit and Security Agreement dated as of June 4, 2014, as further amended by that certain Third Amendment to Credit and Security Agreement and First Amendment to Revolving Line of Credit Note dated as of June 3, 2015 (the "Third Amendment"), as further amended by that certain Fourth Amendment to Credit and Security Agreement and Second Amendment to Revolving Line of Credit Note dated as of March 12, 2018 (the "Fourth Amendment"), as further amended by that certain Fifth Amendment to Credit and Security Agreement dated as of April 22, 2019, as further amended by that certain Sixth Amendment to Credit and Security Agreement dated as of May 28, 2019, as further amended by that certain Seventh Amendment to Credit and Security Agreement and Third Amendment to Revolving Line of Credit Note dated as of July 9, 2019 (the "Seventh Amendment"), as further amended by that certain Eighth Amendment to Credit and Security Agreement and Fourth Amendment to Revolving Line of Credit Note dated as of December 13, 2019 (the "Eighth Amendment"), as further amended by that certain Ninth Amendment to Credit and Security Agreement, Fifth Amendment to Revolving Line of Credit Note and Waiver dated as of July 20, 2020 (the "Ninth Amendment") and as further amended by that certain Tenth Amendment to Credit and Security Agreement dated as of January 28, 2021 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), (ii) that certain Revolving Line of Credit Note, dated May 6, 2013, made by the Borrower and payable to the order of the Bank, as amended by the Third Amendment, the Fourth Amendment, the Seventh Amendment, the Eighth Amendment and the Ninth Amendment (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Line of Credit Note") and (iii) certain other Loan Documents executed in connection therewith, as amended, restated, supplemented or otherwise modified from time to time;

WHEREAS, the Borrower has requested that the Bank further amend the Credit Agreement and the Line of Credit Note to extend the Expiration Date to July 30, 2021 (the "Amended Expiration Date").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

(a) Section 1.1(a) of the Credit Agreement is hereby amended by replacing the reference to "May 3, 2021" in clause (i) thereof with a reference to "July 30, 2021".

(b) Section 4.9(b) of the Credit Agreement is hereby by amending and restating the final sentence thereof as follows:

> "For purposes of this Section 4.9(b), EBITDA may be increased by (i) scheduled one-time non-recurring addbacks in an amount not to exceed $250,000 and (ii) solely for the four-quarter period ending April 30, 2021, a one-time addback in an amount not to exceed $600,000 for non-cash, stock-based compensation paid by the Borrower."

Section 2. Limited Amendment. Except as expressly set forth in this Amendment, the Credit Agreement, the Line of Credit Note, and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly set forth in this Amendment, this Amendment shall not be deemed or otherwise construed (a) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Credit Agreement, the Line of Credit Note, or any other Loan Document, (b) to prejudice any other right or remedies that Bank may now have or may have in the future under or in connection with the Credit Agreement, the Line of Credit Note, or any other Loan Document, as such documents may be amended, restated or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement, the Line of Credit Note, or any other Loan Document or any rights or remedies arising in favor of the Bank under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Bank, on the other hand. By its execution hereof, Borrower hereby acknowledges and agrees that this Amendment is a "Loan Document" and failure to comply with this Amendment shall constitute an Event of Default under the Credit Agreement.

Section 3. Conditions to Effectiveness. This Amendment shall become effective as of the date when the following conditions have been met:

(a) The Bank shall have received an original of this Amendment duly executed by the Borrower, and by the Bank (whether such parties shall have signed the same or different copies); and

(b) The Bank shall have been reimbursed by Borrower for all reasonable fees and third-party out-of-pocket charges and other expenses incurred in connection with this Amendment and the transactions contemplated thereby or otherwise due and owing pursuant to the Loan Documents as of the date hereof, including, without limitation, (x) the reasonable attorneys' fees and expenses of Moore & Van Allen PLLC, as counsel to the Bank and (y) field examination fees.

Section 4. Representations and Warranties. After giving effect to the amendments set forth herein, Borrower hereby represents and warrants to the Bank that:

(a) Each of the representations and warranties set forth in the Credit Agreement, the Line of Credit Note and the other Loan Documents is true and correct in all material respects as of the date hereof as if fully set forth herein (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);

(b) No Event of Default has occurred and is continuing as of the date hereof;

(c) The execution, delivery, and performance of this Amendment have been authorized by all requisite corporate action;

(d) The execution, delivery and performance by the Borrower of this Amendment, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation, bylaws, or other applicable formation or organizational documents, (ii) contravene any requirement of law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, mortgage, lease, agreement, contract or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens granted in favor of the Bank, result in or require the creation or imposition of any Lien upon any of its properties, revenues or assets; except, in the case of clauses (ii) and (iii) above, where such violations, conflicts, breaches or defaults, individually or in the aggregate, could not reasonably be expected to have a material adverse effect; and

(e) This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

Section 5. Amendment Fee. In consideration of the Bank's entry into this Amendment, the Borrower shall be obligated to pay to the Bank an amendment fee in the amount of $25,000 (the "Amendment Fee"). The Amendment Fee shall be fully earned and non-refundable as of the date of this Amendment; provided that the Borrower may defer payment until the Amended Expiration Date, *provided further that* the Amendment Fee will be waived in its entirety should the Line of Credit Note be repaid in full and all related commitments terminated on or before the Amended Expiration Date.

Section 6. Confirmation of all Loan Documents. By its execution hereof, the Borrower hereby expressly (a) consents to the amendments set forth in this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Line of Credit Note and each of the other Loan Documents and (c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Line of Credit Note and each of the other Loan Documents remain in full force and effect.

Section 7. Release. The Borrower may have certain Claims (as defined below) against the Released Parties (as defined below) regarding or relating to the Credit Agreement or the other Loan Documents. The Bank and the Borrower desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus the Borrower makes the releases contained in this Section 7. In consideration of the Bank entering into this Amendment and agreeing to concessions as set forth herein, the Borrower hereby fully and unconditionally releases and forever discharges each of the Bank and its respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the "Released Parties"), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, in each case, up to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Borrower has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, in each case, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, in each case, arising in connection with the administration or enforcement of the Credit Agreement or any of the Loan Documents (collectively, all of the foregoing, the "Claims"). The Borrower represents and warrants that it has no knowledge of any Claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a Claim by Borrower against the Released Parties which is not released hereby. The Borrower represents and warrants that the foregoing constitutes a full and complete release of all Claims.

Section 8. Expenses. The Borrower shall reimburse the Bank upon demand for all reasonable and documented costs and expenses (including attorneys' fees) incurred by the Bank and outstanding as of the date hereof, including, without limitation, costs incurred in connection with the preparation, negotiation, execution, delivery, administration and enforcement of this Amendment and the other agreements and documents executed and delivered in connection herewith, whether or not this Amendment becomes effective.

Section 9. Certain References. On and after the effectiveness of this Amendment, each reference in the Credit Agreement, the Line of Credit Note or any other Loan Document shall mean and be a reference to the Credit Agreement, the Line of Credit Note and such other Loan Document as amended by this Amendment.

Section 10. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall- constitute one and the same agreement, and the signature pages from any counterpart may be appended to any other counterpart to assemble fully-executed counterparts. Counterparts of this Amendment may be exchanged via electronic means, and a facsimile of any party's signature shall be deemed to be an original signature for all purposes. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 11. Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement, as amended hereby.

Section 12. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower and the Bank, on the day and year first written above, have caused this Amendment to be executed under seal.

BORROWER:

KEWAUNEE SCIENTIFIC CORPORATION

Name: Donald T. Gardner III
Title: CFO/Corporate Secretary

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ______________________
Name: Kristin Davis
Title: SVP